Deloitte &
 Touche LLP
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              50 Fremont Street                       Telephone: (415) 247-4000
              San Francisco, California 94105-2230    Facsimile: (415) 247-4329


INDEPENDENT AUDITORS' CONSENT

The Montgomery Funds II:

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 16 to Registration Statement No. 33-69686 of The Montgomery Funds II on Form N-1A of our report dated August 11, 1995 incorporated by reference in the Statement of Additional Information of Montgomery Asset Allocation Fund and
(b) the reference to us under the caption "Financial Highlights" appearing in the Prospectus of Montgomery Asset Allocation Fund, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

January 19, 1996

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Deloitte Touche
Tohmatsu
International
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